Exhibit 10.1

Light & Wonder, Inc. Amended and Restated 2003 Incentive Compensation Plan

AMENDED AND RESTATED 2003 INCENTIVE COMPENSATION PLAN

1.  Purpose. The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the “Plan”), is to assist Light & Wonder, Inc., a Nevada corporation (the “Company”), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2.   Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)   “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A.

(b)   “affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

(c)   “Award” means any award of Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalents, Other Stock-Based Awards or Performance Awards together with any other right or interest granted to a Participant under the Plan.

(d)   “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)   “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f)   “Board” means the Company’s Board of Directors.

(g)   “Change in Control” means Change in Control as defined with related terms in Section 9 hereof.

(h)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(i)   “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and other corporate governance documents of the Company, or another committee or subcommittee of the Board as appointed by the Board, to the extent permitted by applicable law. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s Charter or the Plan.

(j)   “Deferred Stock” means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified vesting and/or deferral period.

(k)   “Dividend Equivalent” means a conditional right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.

(l)   “Effective Date” means June 10, 2025.

(m)   “Eligible Person” means each executive officer and other officer or employee of the Company or any of its subsidiaries or affiliates including each such person (who may also be a director of the Company, each non-employee director of the Company) each other consultant or adviser who provides substantial services to the Company and/or its subsidiaries or affiliates and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o)   “Fair Market Value” means, as of any given date, the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Option or SAR that is intended to be a Non-409A Award shall conform to requirements under Code Section 409A.

(p)   “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(q)   “Non-409A Awards” means Awards that do not constitute a deferral of compensation under Code Section 409A. Although the Committee retains authority under the Plan to grant Awards on terms that will qualify them as 409A Awards, Awards will be interpreted in a manner such that they will qualify as Non-409A Awards (with conforming terms, as provided in Section 10(h) hereof) unless otherwise expressly specified by the Committee.

(r)   “Option” means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s)   “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(t)   “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u)   “Performance Award” means a conditional right, granted to a Participant under Section 7 hereof, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon the achievement of performance criteria specified by the Committee.

(v)   “Performance Goals” means: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items or other adjustments; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities, in each case, in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies or (11) any other criteria established by the Committee.

(w)   “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(x)   “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y)   “Stock” means the Company’s Common Stock, $0.001 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(z)   “Stock Appreciation Rights” or “SAR” means a conditional right granted to a Participant under Section 6(c) hereof.

(aa)  “subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty (50%) or more of the total combined voting power of all classes of its stock.

3.   Administration.

(a)   Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non- employee directors, and may perform any function of the Committee under the Plan for any purpose (subject to Nasdaq Listing Rule 5635(c)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.

(b)   Manner of Exercise of Committee Authority. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may otherwise act with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 78.200 and other applicable provisions of the Nevada Revised Statutes. The Committee may appoint agents to assist it in administering the Plan.

(c)   Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, certified public accountants, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s organizational documents relating to the creation and governance of the Company or the Committee, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.   Shares Available Under the Plan.

(a)   Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan, all of which may be granted as ISOs, shall be equal to the sum of (i) 2,300,000 plus (ii) any shares that were available immediately prior to the Effective Date or thereafter have or will become available. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)   Share Counting Rules. Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR that is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to an Award (other than an Option or SAR) which is cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Award is settled in cash, or (iv) withheld in connection with an Award (other than an Option or SAR) to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan. Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. The payment of dividends and Dividend Equivalents, other than in shares of Stock, in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business except as may be required by reason of Code Section 422. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5.   Eligibility; Per-Person Award Limitations.

(a)   Grants to Eligible Persons.  Awards may be granted under the Plan only to Eligible Persons.

(b)   Non-Employee Director Limits. Notwithstanding the foregoing, no non-employee director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than $750,000 (with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limit, the “Non-employee Director Pay Limit”); provided that the foregoing limitation shall not apply in respect of any Awards issued to a non-employee director (A) in respect of any one-time initial equity grant upon a non-employee director’s initial appointment to the Board or (B) in the event of extraordinary circumstances, to the extent the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other non-employee directors. Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not be subject to the Non-employee Director Pay Limit. Any compensation that is deferred will be counted toward the Non-employee director Pay Limit for the year in which it was first earned, and not when paid or settled (if later).

6.   Specific Terms of Awards.

(a)   General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(h) hereof. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)   Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)  Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except that, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization, and such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

(ii)  Time and Method of Exercise. The Committee shall determine the term of the Option, subject to Section 8(b) hereof, and the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), whether or not the Option will be a 409A Award or Non-409A Award, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Sections 10(h) and (i) hereof), including, without limitation, cash, Stock (including Stock deliverable upon exercise, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law)), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)  ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.

(c)   Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)  Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price per share of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)  Other Terms. The Committee shall determine, at the date of grant or thereafter, the term of each SAR, subject to Section 8(b) hereof, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not the SAR will be a 409A Award or Non-409A Award, and any other terms and conditions of any SAR. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option.

(d)   Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)  Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) hereof, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

(ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)  Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)  Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock, cash or other property has been distributed.

(e)   Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified vesting and/or deferral period, subject to the following terms and conditions:

(i)  Award and Restrictions. Settlement of an Award of Deferred Stock shall occur upon satisfaction of the vesting criteria and/or expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable vesting and/or deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to vesting and/or deferral (other than a deferral at the election of the

Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(iii)  Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be awarded. Such Dividend Equivalents shall either accrue with respect to such Deferred Stock at the dividend payment date in cash or in shares of Stock or additional Awards of Deferred Stock having a Fair Market Value equal to the amount of such dividends, in each case, subject to the same vesting and/or deferral conditions as the underlying Award of Deferred Stock to which such Dividend Equivalents relate. Dividend Equivalents accrued in cash may be deemed invested in such investment vehicles as the Committee shall determine or permit the Participant to elect.

(f)   Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)   Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c) hereof; and (ii) in the event Dividend Equivalents are awarded in connection with another Award, the Participant shall receive such Dividend Equivalents only to the extent that the applicable vesting criteria for such Award have been satisfied and, in the case of Dividend Equivalents relating to a Performance Award, such Dividend Equivalents shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.

(h)   Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

7.   Performance Awards. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee, including any Performance Goals; provided that, in the case of non-employee directors, the Committee may grant cash retainers or other fees that are not subject to performance conditions. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”)), no discretion to increase the amounts payable (except as provided under Section 10(c) hereof) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

8.   Certain Provisions Applicable to Awards.

(a)   Substitute Awards. Subject to the restrictions on “repricing” set forth in Section 10(e) hereof, Awards granted under the Plan may, in the discretion of the Committee, be granted in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate.

(b)   Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).

(c)   Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 10(h) and (i) hereof) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i) hereof). Installment or deferred payments may be required by the Committee (subject to Sections 10(e) and 10(h) hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Code Section 409A(a)(2)(B)(ii).

(d)   Additional Award Forfeiture Provisions. The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non- solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non- disparagement of the Company and its officers, directors and affiliates, the absence of a restatement of the Company’s financial statements, and other restrictions upon, or covenants of, the Participant, including during specified periods following termination of employment or service to the Company.

(e)   Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner intended to cause each transaction with respect to such Participant to be exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b) of the Exchange Act, except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i) hereof) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b) of the Exchange Act. Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(f)   Prohibition on Loans.  No term of an Award shall provide for a personal loan to a Participant.

(g)   Forfeiture and Clawback Provisions. Each Award (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of such Award or upon the receipt or resale of any shares of Stock, cash or other property underlying such Award) shall be subject to the provisions of any clawback policy implemented by the Company, whether or not such clawback policy was in place at the time of grant of such Award, to the extent set forth in such clawback policy and/or in the agreement evidencing such Award.

9.   Change in Control.

(a)   Effect of “Change in Control”. In the event of a “Change in Control”, the following provisions shall apply unless otherwise provided in the Award agreement:

(i)  Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested (at target for Performance Awards) as of the time of the Change in Control; except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof;

(ii)  The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse, such Awards shall be deemed fully vested (at target for Performance Awards) as of the time of the Change in Control and, except as otherwise provided in an award agreement or in the Plan, consideration in respect of such awards shall be payable within 60 days following the time of the Change in Control, in each case, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iii)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met at target if and to the extent so provided by the Committee.

The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any Non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Code Section 409A shall be limited to the extent necessary so that the distribution is permitted under Code Section 409A. For this purpose, the distribution of a 409A Award: (i) triggered by a Change in Control will occur within 60 days following a Change in Control if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of Code Section 409A(a)(2)(A)(v) and the applicable regulations thereunder, otherwise distribution will occur at the earliest time permitted under Code Section 409A without incurring additional taxes or penalties; and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will not occur until the first business day following the date that is six months after such termination.

(b)   Definition of “Change in Control”. A “Change in Control” shall mean the occurrence of any of the following events:

(i)  during any period of 24 consecutive calendar months, individuals who were members of the Board on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board; provided, however, that any individual becoming a member of the Board subsequent to the first day of such period whose appointment, election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director; provided further, however, that no such individual shall be an Incumbent Director if such individual’s initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of members of the Board, (B) an actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board or (C) an agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation;

(ii)  the consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale, transfer or other similar disposition for value of all or substantially all the assets of the Company to any Person or Persons (other than (1) any disposition to an affiliate or (2) any dividend or distribution of assets (including the stock of any affiliate) to the stockholders of the Company) (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the members of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same relative proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company, or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then-outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change in Control; or

(iv)  any Person, corporation or other entity (other than (A) the Company or (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate) becomes the beneficial owner (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)), directly or indirectly, of securities of the Company representing 40 % or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change in Control: any acquisition (w) directly from the Company, (x) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above.

For purposes of the foregoing, “Person” means a “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act.

10.   General Provisions.

(a)   Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h) hereof, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)   Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any term and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)   Adjustments. In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Change in Control, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 10(h) and (i) hereof). In furtherance of the foregoing, a Participant who has a legally binding right to compensation under an outstanding Award shall have a legal right to an adjustment to such Award if the Award constitutes a “share-based payment arrangement” and there occurs an “equity restructuring” as such terms are defined under FASB ASC Topic 718. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, including, without limitation, a Change in Control) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that adjustments to Non-409A Awards will be made only to the extent permitted under Code Section 409A. Furthermore, in the event of the occurrence of any transaction or event as described in this Section 10(c), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may: (A) provide for the termination of any Award in exchange for an amount of cash and/or other property with an aggregate value equal to the value of such Award, as determined by the Committee in its sole discretion; (B) provide that an Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee; or (C) replace such Award with other rights or property selected by the Committee.

(d)   Taxes. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, or require a Participant to remit, any payment relating to an Award, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection therewith, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(e)   Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing”. For this purpose, a “repricing” means: (i) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (ii) any other action that is treated as a repricing under generally accepted accounting principles; or (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.

(f)   Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or

Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)   Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)   Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of the Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) and the applicable regulations thereunder to a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i) and the applicable regulations thereunder, and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Code Section 409A for such Award. Non-409A Awards that are “grandfathered” under Code Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii); provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this provision of Section 10(h). To further ensure compliance with the requirements of Code Section 409A, Awards other than grandfathered Awards shall be subject to the Company’s Section 409A Compliance Rules, if any. The Company makes no representations or warranties as to the tax treatment of any Award under Code Section 409A or otherwise. The Company shall have no obligation under this Section 10(h) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Code Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Code Section 409A.

(i)   Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(j)   Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)   Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(k) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(l)   Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Nevada Revised Statutes, the contract and other laws of the State of Nevada without giving effect to principles of conflicts of laws, and applicable federal law.

(m)   Plan Effective Date and Termination. The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company’s stockholders on June 23, 2003. The Plan was amended and restated upon its approval by the Company’s stockholders on each of June 14, 2005, June 10, 2008, June 17, 2009, June 7, 2011, June 11, 2014, and June 10, 2015, and further amended, effective January 10, 2018, in connection with the Company’s reincorporation, and further amended and restated upon its approval by the Company’s stockholders on each of June 12, 2019, June 9, 2021 and June 10, 2025. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more than 10 years after the date of the latest approval of the Plan by stockholders of the Company.